Exhibit 99.1

QuickLogic Announces the Passing of Board Director Christine Russell

SAN JOSE, Calif., July 14, 2025 /PRNewswire/ -- QuickLogic Corporation (NASDAQ: QUIK), today announced with great sadness that Christine Russell, Board Director, died unexpectedly on July 11th, 2025.

Ms. Russell joined the Company’s Board in June 2005.

“Christine’s leadership and integrity made a lasting impact on our organization,” said Michael J. Farese, Chairman of the QuickLogic Board of Directors. “She brought wisdom, dedication, and a steady hand that helped guide us through both challenges and successes. Our thoughts and prayers are with her family and loved ones during this difficult time. She will be greatly missed.”

About QuickLogic

QuickLogic Corporation is a fabless semiconductor company that specializes in eFPGA Hard IP, discrete FPGAs, and endpoint AI solutions. The Company's unique technology, combined with open-source development tools, enables highly customizable and low-power silicon solutions for aerospace and defense, industrial, consumer, and edge computing markets. For more information, visit www.quicklogic.com.

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